Exhibit 10.21

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") is made and entered into effective as of the 1st day of August, 2013, by and between COUSINS TIFFANY SPRINGS MARKETPLACE LLC and CP - TIFFANY SPRINGS INVESTMENTS LLC (collectively, "Seller"), and AMERICAN REALTY CAPITAL IV, LLC ("Purchaser").

RECITALS

A.    Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of June 28, 2013, for the sale and purchase of the Tiffany Springs MarketCenter project in Kansas City, Missouri, as more fully described therein, which Purchase and Sale Agreement was amended pursuant to the terms of that certain Amendment to Purchase and Sale Agreement dated as of July 29, 2013 (the Purchase and Sale Agreement, as amended, the "Sale Agreement").

B.    Seller and Purchaser desire to further amend the Sale Agreement as hereinafter provided.

C.All terms which are defined in the Sale Agreement shall have the same meaning when used in this Amendment unless specifically provided herein to the contrary.

AGREEMENT

For and in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1.     Purchase Price. Section 2.4 of the Sale Agreement is hereby amended to reduce the Purchase Price by the total amount of $800,000.00, such that the Purchase Price shall be Fifty-Three Million Four Hundred Fifty Thousand and No/100 Dollars ($53,450,000.00). Notwithstanding anything to the contrary in the Sale Agreement, the portion of the Purchase Price attributable to that portion of the Land known as Outparcels 1, 2, 3, 5, 6, 7A, 7B and 8, which is owned by CP Investments, is $2,973,701.00, and the portion of the Purchase Price attributable to the remainder of the Asset, which is owned by Cousins TSMC, is $50,476,299.00.

2.    Tax-Deferred Exchange. Seller has advised Purchaser that Seller intends to effectuate a tax-deferred exchange under Section 1031 of the Internal Revenue Code of 1986. In connection with such an exchange transaction, Purchaser hereby agrees to reasonably cooperate with Seller, provided that in no event shall (i) Purchaser be required to incur any expense as a result of such cooperation, (ii) such cooperation diminish Purchaser's rights or increase Purchaser's obligations or potential liability under the Agreement or delay the Closing

Date, and (iii) Seller's ability to complete the tax-deferred exchange or the efficacy thereof be a condition to Seller's obligations under the Agreement.

3.     Counterpart Execution. This Amendment may be executed in multiple counterparts, which, when combined together, shall constitute an original of this Amendment. In addition, facsimile or email signatures of the parties shall be effective on all counterparts of this Amendment.

4.    Entire Agreement. This Amendment, together with the Sale Agreement, embodies the entire agreement of the parties hereto, and incorporates all previous correspondence or communications, whether written or oral. The Sale Agreement, as amended by this Amendment, can only be further modified or varied by written instrument subscribed to by all of the parties hereto.

[Signatures appear on next page]

This Amendment has been executed by Seller and Purchaser to be effective as of the date first set forth above.

SELLER:

COUSINS TIFFANY SPRINGS MARKETCENTER LLC,
a Georgia limited liability company

By:    Cousins Properties Incorporated,
a Georgia corporation, its sole Member

By:    /s/ Pamela F. Roper
Name:    Pamela F. Roper
Title:    Senior Vice President

CP - TIFFANY SPRINGS INVESTMENTS LLC, a Georgia limited liability company

By:    Cousins Properties Incorporated,
a Georgia corporation, its sole Member

By:    /s/ Pamela F. Roper
Name:    Pamela F. Roper
Title:    Senior Vice President

Date of Execution: August 1, 2013

PURCHASER:

AMERICAN REALTY CAPITAL IV, LLC,
a Delaware limited liability company

By:     /s/ Edward M. Weil, Jr.
Name:     Edward M. Weil, Jr.
Title:    President

Date of Execution: August 1, 2013